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          CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED
             SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION
                PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

                                                                    Exhibit 10.3

                       AIRCRAFT LEASE AMENDMENT AGREEMENT

                                   (MSN 29047)

                                   DATED AS OF

                                  MAY 21, 2003

                                     BETWEEN

                WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,

                                       AS

                                     LESSOR

                                       AND

                   COMPANIA PANAMENA DE AVIACION, S.A. (COPA)

                                       AS

                                     LESSEE

                                  IN RESPECT OF

                        ONE BOEING MODEL 737-71Q AIRCRAFT

                       MANUFACTURER'S SERIAL NUMBER 29047

                       AIRCRAFT LEASE AMENDMENT AGREEMENT

                                   (MSN 29047)

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This Aircraft Lease Amendment Agreement (MSN 29047) is made as of the 21 day of
May, 2003 between:

(1) WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION (formerly known as First Security Bank, National Association) a national banking association whose principal place of business is 299 South Main Street, Salt Lake City, Utah 84111, not in its individual capacity, except as otherwise expressly provided herein, but solely as Owner Trustee ("Lessor"); and

(2) COMPANIA PANAMENA DE AVIACION, S.A. (COPA), a company incorporated under the laws of the Republic of Panama whose registered office is at Avenida Justo Arosemena y Calle 39, Panama 1, Republic of Panama ("Lessee");

WHEREAS, Lessor wishes to amend the terms of the Aircraft Lease Agreement dated as of 1 October 1998 (as amended, the "LEASE") in respect of one Boeing model B737-71Q aircraft msn 29047 and Panamanian Registration HP-1369 CMP (the "AIRCRAFT") as set out herein

IT IS AGREED as follows:

1.   INTERPRETATION

1.1 Section 1.1 of the Lease is amended by adding the following definition thereto:

"Amendment Agreement that certain Aircraft Lease Amendment Agreement dated as of May __,2003 by and between Lessor and Lessee. From and after the date hereof, the term "Lease" shall be deemed to mean the Lease as amended by the Amendment Agreement."

1.2 Capitalised terms used herein shall, unless otherwise indicated, bear the same meanings ascribed thereto pursuant to the Lease. The provisions of Clause 1.2 of the Lease apply as if set out herein, mutatis mutandis.

2.   REPRESENTATIONS AND WARRANTIES

The Lessee hereby repeats the representations and warranties contained in Clause
2.1 of the Lease as if made with reference to facts and circumstances existing as of the date of this Amendment Agreement. For avoidance of doubt, the reference to Lessee's "Accounts" set forth in Clause 2.1(13) (Material Adverse Change) shall be deemed to

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refer to the accounts most recently provided by Lessee to Lessor prior to the date of this Amendment Agreement.

3.   AMENDMENTS TO LEASE

3.1. TERM: Clause 4.2 of the Lease is hereby amended by adding the words "and Term" to the word "Commencement" in the heading; and by adding a new paragraph to the end thereof as follows:

          "Provided that the Aircraft has not been earlier redelivered in accordance with this Agreement, this Agreement has not earlier been terminated in accordance with its terms, or Lessor has not earlier received the Agreed Value following an Event of Loss, the Term shall, unless the parties otherwise agree, be automatically extended for successive periods of one year (each an "Extension Term") up to a maximum term ending April 21, 2009 (but subject to an additional extension of one year, at Lessee's choice, commencing April 22, 2009 and ending April 21, 2010, provided that no Event of Default shall have occurred and be continuing at the time of such election and as of April 21, 2009 and that Lessee shall have given Lessor written notice (which, once given, shall be irrevocable) of its election to so extend the Term not less than 12 months prior to April 21, 2009) and the definition of "Expiry Date" set forth in Section 1.1 of the Lease shall be construed accordingly".

3.2 RENT: With effect from May 1, 2003, the definition of "Rent" set forth in Annex A to the Lease is amended by deleting paragraphs (1) and (2) thereof in their entirety and substituting the following:

          "(1) For the period commencing on May 1, 2003 and throughout each yearly Extension Term up to and until April 21, 2009, $**Material Redacted** per Rental Period;

          (2) Should Lessee elect to extend the Lease from April 22, 2009 until April 21, 2010 as set forth in Clause 4.2 of the Lease (as amended by Clause 3.1 of the Aircraft Amendment Agreement), each installment of Rent in respect of each Rental Period shall be calculated on the basis of an assumed rent of $**Material Redacted** per month (the "Assumed Rent"). The Assumed Rent is calculated on the assumption that the "Applicable LIBOR" (being 12-month The Bank of Tokyo-Mitsubishi, Ltd. LIBOR as quoted to Lessor two banking days prior to April 22, 2009) is **Material Redacted**% per annum. To the extent that the Applicable LIBOR is higher or lower than **Material Redacted**% per annum, the

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          Assumed Rent shall be increased (in the case where the Applicable
          LIBOR is higher than **Material Redacted**% per annum) or reduced (in the case where the Applicable LIBOR is lower than **Material Redacted**% per annum) by $**Material Redacted** for each **Material Redacted**% difference between Applicable LIBOR and **Material Redacted**% per annum (and pro rata for fractions of a per cent) to determine the Rent payable by the Lessee on the Rent Dates for each Rental Period occurring on or after April 22, 2009."

3.3. BLENDED WINGLETS: Schedule 4 to the Lease is hereby amended by adding the following as paragraph 1.7 thereof:

          "Lessor and Lessee agree to the installation of the blended winglets on the Aircraft during any period where it can be reasonably scheduled prior to Redelivery without affecting the commercial program of the Aircraft. Lessor and Lessee shall compare the cost of material and installation available to each of Lessor and Lessee under their respective agreements (collectively, the "APB ARRANGEMENTS") with Aviation Partners Boeing ("APB") and the procurement and installation of the winglets shall be made under and pursuant to the less expensive of the two APB arrangements. Lessor shall either pay to APB the full cost of labor and equipment or reimburse Lessee for same upon presentation to Lessor of the actual invoice. The blended winglets shall remain on the Aircraft at Redelivery."

3.4. ENGINE DERATE: Notwithstanding any other provision of the Lease, Lessor consents to Lessee's decreasing the Engine take-off thrust rating from 24,000lbs. to 22,000lbs. after installation of the blended winglets subject to receipt by Lessor of prior written confirmation (in form and substance satisfactory to Lessor acting reasonably) from the Engine Manufacturer that returning the Engine take-off thrust rating to 24,000lbs. will not result in any cost and, further, the parties agree that Schedule 4 to the Lease is hereby amended by adding the following as paragraph 3.6 thereof:

          "The take-off thrust rating of the Engines shall be not less than 24,000lbs at Redelivery".

3.5. LETTERS OF CREDIT: Clause 5.1.10 of the Lease is hereby amended by deleting both references therein to "10 days" and by substituting therefor references to "thirty (30) days." Lessor and Lessee agree to attempt in good faith to consolidate the Deposit Letter of Credit and the Supplemental Letter of Credit on terms acceptable to both parties

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3.6. MAINTENANCE PAYMENT: Clause 5.3.2(1) of the Lease is hereby amended by deleting the words "during the first 54 months of the Term" and substituting therefor the words "during the 24 month period immediately preceding the date falling six months prior to expiry of the Term".

3.7 AGREED VALUE: Annex A to the Lease is hereby amended by deleting the reference in the definition of "Agreed Value" to "$**Material Redacted**" and substituting therefor: "$**Material Redacted** to be decreased by $**Material Redacted** upon each annual renewal of Lessee's fleet policies during the remainder of the Term".

4.   OTHER AGREEMENT

4.1. AIRCRAFT SYSTEM MODIFICATIONS: Lessor and Lessee will separately negotiate in good faith to agree to incorporate (such incorporation to be completed on or before April 1, 2004) certain system upgrades (based on a mutually agreed upon listing of "approved system upgrades") on the Aircraft, and Lessor shall pay up to an aggregate cap of US $**Material Redacted** for such upgrades. Lessor and Lessee agree to amend the Lease being at that time to reflect any such agreement as to incorporation of system upgrades and to reflect a corresponding increased adjustment to the Rent with effect from completion of such incorporation by **Material Redacted**% per month times the total modification costs for such incorporation. For the avoidance of doubt, nothing in this Clause 4.1 shall constitute an amendment to the Lease. For the avoidance of doubt, the cap referenced above and the rent adjustment factor detailed above do not pertain to cost of installation of the blended winglets referenced in Clause 3.3 above.

4.2. ENGINE MAINTENANCE: Lessee will discuss with a qualified engine maintenance services provider acceptable to Lessor acting reasonably for such provider to cover the maintenance of the Engines of the Aircraft ("ENGINES") pursuant to an agreement between such provider and Lessee which shall be in form and substance satisfactory to Lessor (in the reasonable opinion of Lessor). Lessor and Lessee agree to amend the Lease, as may be required to reflect any agreement between them in respect of maintenance of the Engines, which may deviate from the provisions concerning maintenance of the Engines currently set forth in the Lease. For the avoidance of doubt, nothing in this Clause 4.2 shall constitute an amendment to the Lease.

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5.   MISCELLANEOUS

5.1. GOVERNING LAW: This Agreement shall in all respects be governed by, and construed in accordance with, the internal laws of the State of New York, inclusive of all matters of construction, validity and performance.

5.2 REGISTRATION: Lessee at its expense shall cause this Agreement to be duly filed with the Civil Aeronautics Authority and to be recorded at the Office of the Public Registry of Panama. This Agreement has been negotiated, executed and delivered in English. In case of any conflict or discrepancy between the executed English version of this Agreement and any Spanish translation thereof or any extract thereof recorded at the Public Registry of Panama or any other governmental office, the English version of this Agreement shall prevail.

5.3  OTHER: The provisions of Clauses 17.12.2, 17.12.3, 17.12.4, 17.15. 17.16,
     17.17 and 17.18 of the Lease shall apply to this Amendment Agreement as if set out herein and as if references therein to "this Agreement" were to this Amendment Agreement. Save as amended hereby, the provisions of the Lease remain in full force and effect without modification. All references in the Lease to "this Agreement" shall be construed as including reference to this Amendment Agreement.